Exhibit 23.4

US Foods Holding Corp.

9399 W. Higgins Road, Suite, 500

Rosemont, IL 60018

Ladies and Gentlemen:

We hereby consent to the use of our name, Datassential, Inc. and our survey results and calculations in (i) the Registration Statement on Form S-1 (the “Registration Statement”) of US Foods Holding Corp. (the “Company”) and in all subsequent amendments, including post-effective amendments, and supplements to the Registration Statement and in any related prospectus and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, relating to the Company’s public offering of its common shares (ii) in any interim, quarterly or annual filings with the Commission by the Company (iii) in any other registration statement relating to the Company’s common shares and any amendment thereto and (iv) in any document offering securities in the Company or its respective subsidiaries. We further consent to the filing of this Consent as an exhibit to such Registration Statement.

DATASSENTIAL, INC.

By:	/s/ Jack Li
Name:	JACK LI
Title:	MANAGING DIRECTOR
Date:	April 10, 2017